Exhibit 99.1

Quintana Energy Services Provides Preliminary Fourth Quarter 2018 Results

HOUSTON--(BUSINESS WIRE)--February 25, 2019--Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”) today announced preliminary fourth quarter 2018 results.

Fourth quarter 2018 revenue is expected to range between $158.1 million to $161.3 million, fourth quarter 2018 net loss is expected to range between $(1.8) million to $(1.5) million1 and fourth quarter 2018 Adjusted EBITDA(1) is expected to range between $13.2 million to $14.5 million. In the fourth quarter, QES weathered a tough macro environment and is expecting to record a 6% sequential increase in revenue, a 31% sequential decrease in net loss and an 8% sequential increase in Adjusted EBITDA(2).

Rogers Herndon, QES President and Chief Executive Officer, stated, “I’m pleased to report that revenue increased sequentially at three of our four segments despite the market headwinds experienced in the fourth quarter. The sequential increase in revenue was largely driven by increased utilization in our Directional Drilling segment, and increased utilization and stages pumped in our Pressure Pumping segment, offset by reduced pricing driven by market dynamics. The sequential decrease in net loss and increase in Adjusted EBITDA was largely driven by improved results in our Directional Drilling segment.

“Additionally, we deployed two incremental large diameter coiled tubing units and executed on our previously announced Wireline segment reorganization late in the fourth quarter and believe the benefits of this reorganization will prove out in the first quarter of 2019. We will discuss our results and market outlook in more detail when we release earnings on March 6, 2019.”

QES will release actual fourth quarter 2018 and full year financial results on March 6, 2019, after the market closes. The Company has scheduled a conference call to discuss its financial results on Thursday, March 7, 2019, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. The Company’s primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements.” All statements, other than statements of historical fact, which address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “expect,” “plan,” “forecasts,” “will,” “could,” “may,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: our fourth quarter 2018 financial results; our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Information Regarding Preliminary Results:

The preliminary estimated financial information contained in this news release reflects management’s estimates based solely upon information available to it as of the date of this news release and is not a comprehensive statement of the Company’s financial results for the three months ended December 31, 2018. The information presented herein should not be considered a substitute for full unaudited financial statements for the three months ended December 31, 2018 once they become available and should not be regarded as a representation by the Company or its management as to its actual financial results for the three months ended December 31, 2018. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented herein is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.

Adjusted EBITDA is not a measure of net income or cash flows as determined in accordance with GAAP. We define Adjusted EBITDA as net income or (loss) plus income taxes, net interest expense, depreciation and amortization, impairment charges, net (gain) or loss on disposition of assets, stock based compensation, transaction expenses, rebranding expenses, settlement expenses, severance expenses and equipment standup expense.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

(1) See “Non-GAAP Financial Measures” below for a discussion of Adjusted EBITDA and its reconciliation to the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2) Assuming midpoint of range.

The following tables present reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for the fourth quarter of 2018:

Quintana Energy Services Inc. Fourth Quarter 2018 Estimated Reconciliation of Net Income (Loss) to adjusted EBITDA (In millions of dollars) (Unaudited)

	Low	High

Net (loss) income	$(1.8)	$(1.5)
Income tax expense	0.0	0.0
Interest expense	0.6	0.7
Depreciation and amortization expense	12.0	12.8
Gain on disposition of assets, net	(1.0)	(1.1)
Non-cash stock based compensation	2.4	2.6
Rebranding expense (1)	0.1	0.1
Settlement and other expense (2)	0.3	0.3
Severance expense (3)	0.1	0.1
Equipment and standup expense (4)	0.5	0.5
Adjusted EBITDA	$13.2	$14.5

(1) Relates to expenses incurred in connection with rebranding our business segments.
(2) Represents lease buyouts, legal fees and settlement costs for FLSA claims, facility closures and other non-recurring expenses that were recorded in general and administrative expenses.
(3) Relates to severance expenses incurred in connection with a program implemented to reduce headcount. 70% of the expenses were recorded in general and administrative expenses, and 30% of the expenses were recorded in direct operating expenses
(4) Relates to a inventory write down recorded in direct operating expenses.

CONTACT:
Quintana Energy Services
Keefer M. Lehner, EVP & CFO
832-518-4094
IR@qesinc.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
QES@dennardlascar.com